UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 10, 2012

RESPONSE BIOMEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Vancouver, British Columbia, Canada	000-50571	98 -1042523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1781 - 75th Avenue W.
Vancouver, British Columbia, Canada V6P 6P2
(Address of principal executive offices, including zip code)

(604) 456-6010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2012, Jeffrey L. Purvin signed an employment agreement, or the Agreement, with Response Biomedical Corporation, or the Company, to become its new chief executive officer, effective May 1, 2012, or as soon as Mr. Purvin can secure the necessary work permit to perform the duties of the position.  The Agreement also entitles Mr. Purvin to become a member of the Company’s Board of Directors, or the Board, subject to approval  by the Board.    Under the Agreement, Mr. Purvin will be paid an annual salary in the amount of $369,000 and is eligible to participate in the Company’s short-term incentive plan with a target incentive bonus up to 40% of base compensation annually.   In addition, the Agreement provides for the grant of 6,000,000 shares of the Company’s common stock under the Company’s 2008 Stock Option Plan, subject to approval by the Company’s Board of Directors.  The Agreement also provides relocation assistance up to $59,000 to allow Mr. Purvin to relocate his primary residence to the Vancouver area.  The Agreement will continue in force until the termination of Mr. Purvin’s employment, in such manner as outlined under the terms of the Agreement.  The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1.

Also effective May 1, 2012, Peter. A. Thompson, M.D., the Company’s interim chief executive officer, will step down from the position, but will remain with the Company in his current capacity as Chairman of the Board.

Mr. Purvin has over 30 years of experience marketing both consumer and medical products. From November 2006 to December 2011, he was the Chairman and CEO of Calibra Medical, Inc., where he and his team developed and gained FDA clearance for a unique insulin delivery device, successfully positioning the company for an exit. Prior to Calibra, as Chairman and CEO of Metrika, Inc., from January 2004 to July 2006, Mr. Purvin and his team developed multiple, handheld, disposable, fingerstick-based, point-of-care, in-vitro diagnostic tests which the company sold directly to physicians, consumers and other companies. Before Metrika, from  January 2001 to  December 2003, Mr. Purvin was a divisional President at Datascope Corporation (a public company, later acquired by Maquet), where he was responsible for marketing interventional cardiology and radiology devices to hospitals, worldwide. Mr. Purvin previously served as Vice President, General Manager, in GlaxoSmithKline’s $4B Consumer Healthcare division where he marketed scores of well-known, highly advertised consumer packaged goods. Mr. Purvin started his career at Bristol-Myers Squibb, where he marketed pharmaceuticals and consumer products to both physicians and consumers.

Mr. Purvin is a member of the Board of Directors at Cardica, Inc. (NASDAQ: CRDC). Cardica markets a unique coronary bypass anastomosis connection device to surgeons, worldwide, and is currently developing a unique, multi-firing surgical stapler line. Mr. Purvin is Chair of Cardica’s Compensation Committee and is a member of its Audit and Finance Committees.  Mr. Purvin earned a B.A. from Brown University and an M.B.A from The Wharton School, University of Pennsylvania.

Item 9.01   Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated April 10, 2012 by and between Response Biomedical Corporation and Jeffrey L. Purvin.

99.1	Press release of Response Biomedical Corporation dated April 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPONSE BIOMEDICAL CORPORATION

By:	/s/ Richard A. Canote
Richard A. Canote Chief Financial Officer

Date:  April 13, 2012

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement, dated April 10, 2012 by and between Response Biomedical Corporation and Jeffrey L. Purvin.

99.1	Press release of Response Biomedical Corporation dated April 13, 2012